As filed with the Securities and Exchange Commission on June 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUDIOCODES LTD.

(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant’s name into English)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Hayarden Street, Airport City

Lod 7019900, Israel

Telephone: (972) 3-976-4099

(Address and telephone number of registrant’s principal executive offices)

AudioCodes Inc.

200 Cottontail Lane, Suite A101E

Somerset, New Jersey 08873

Telephone: (732) 469-0880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil Gold, Esq. Manuel G. Rivera, Esq. Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, New York 10019 Telephone: (212) 318-3000 Facsimile: (212) 318-3400	Itamar Rosen, Adv. Chief Legal Officer and Secretary AudioCodes Ltd. 1 Hayarden Street, Airport City Lod, 7019900 Israel Telephone: (972) 3-976-4099 Facsimile: (972) 3-976-4061	Aaron M. Lampert, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel-Aviv 6789141, Israel Telephone: (972) 3-608-9999 Facsimile: (972) 3-608-9909

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, nominal value NIS 0.01 per share
Warrants	(1)	(1)	(1)	(2)
Debt securities
Units

(1)

Omitted pursuant to General Instruction II.E to Form F-3. An indeterminate amount of and aggregate offering price of each identified class of securities is being registered hereunder for possible issuance by the registrant from time to time at indeterminate prices, including an indeterminate amount of securities as may be issued from time to time upon conversion of debt securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

In reliance on, and in accordance with, Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all applicable registration fees, which will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

AUDIOCODES LTD.

Ordinary Shares

Warrants

Debt Securities

Units

This prospectus relates to ordinary shares, warrants and debt securities, and any combination of such securities, separately or as units, which we may offer and sell from time to time in one or more offerings. The warrants and debt securities may be convertible, exercisable or exchangeable for ordinary shares. In this prospectus, we refer collectively to the ordinary shares, warrants, debt securities and units that we may offer and sell as “securities”.

Each time we sell securities pursuant to this prospectus, we will provide the price and other specific terms of the offering of these securities, and the terms of any warrants, debt securities and units so offered, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly, on a continuous or delayed basis, by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. Selling shareholders may also sell these securities from time to time. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

Our ordinary shares are traded on the Nasdaq Global Select Market, or Nasdaq, and the Tel-Aviv Stock Exchange Ltd., or the TASE, under the symbol “AUDC”. The closing price of our ordinary shares on Nasdaq on June 1, 2020 was $38.10 per share and the closing price of our ordinary shares on the TASE on June 1, 2020 was NIS 132.3 per share.

Investing in our securities involves significant risks. Before buying any of our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 of this prospectus, under “Risk Factors” in our most recent Annual Report on Form 20-F, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement.

None of the Securities and Exchange Commission, the Israel Securities Authority, or any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The date of this prospectus is June 2, 2020

PROSPECTUS SUMMARY

About This Prospectus

This prospectus is part of an automatic “shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may offer and sell the securities described in this prospectus in one or more offerings and selling shareholders may offer such securities owned by them. The exhibits to our registration statement and documents incorporated by reference contain the full text of important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we or any selling shareholders may offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

This prospectus provides you with a general description of our securities that may be offered by us and/or selling shareholders. Each time our securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also modify or supersede information contained in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with any other document incorporated by reference herein or therein. If this prospectus is inconsistent with the applicable prospectus supplement, you should rely on the prospectus supplement. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, operating results, financial condition, capital resources, and prospects may have changed since that date.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted.

In this prospectus, unless the context otherwise requires, “AudioCodes,” “us,” “we” and “our” refer to AudioCodes Ltd. and its subsidiaries. Unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels.

About AudioCodes

AudioCodes designs, develops and sells advanced Voice over-IP (VoIP) and converged VoIP and data networking solutions, products and applications that facilitate secured, resilient and high quality unified communications (UC) and contact center (CC) services, whether deployed on-premises or delivered from the cloud. Providing appliance, virtualized and cloud session border controllers (SBC), VoIP gateways, multi-service business routers (MSBR), IP phones, management and analytics tools and productivity applications, our solutions and products are geared to meet the growing needs of enterprises and service providers realigning their operations towards digital transformation and cloud business services. In addition, AudioCodes offers a complete suite of professional and managed services that allow our partners and customers to choose a service package (or complement their own offering) from a modular portfolio of professional services. The result is a complete network lifecycle model based on the three basic phases of plan, implement and operate. Our professional services portfolio enables seamless integration, high availability, and non-stop scalability to meet business and network demands. AudioCodes Live is a suite of such professional services mainly geared around Microsoft Teams, and can offer complete managed services including the Microsoft Teams tenant.

With deep knowledge and experience in the telecommunications market since 1993, AudioCodes offers a broad range of solutions and services for both enterprise and service provider deployments. These solutions are built around our field-proven VoIP product range. With full support for industry standard protocols such as SIP, and proven interoperability with all industry leading soft switches, PBXs, IP-PBXs, unified communications and contact center platforms, AudioCodes delivers innovative solutions for virtually any voice communications environment, offering reduced total cost of ownership (TCO), enhanced features, and superior voice quality.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.”

Corporate Information

AudioCodes Ltd. was incorporated in 1992 under the laws of the State of Israel. Our principal executive offices are located at 1 Hayarden Street, Airport City, Lod 7019900, Israel. Our telephone number is 972-3-976-4000. Our agent in the United States is AudioCodes Inc., 200 Cottontail Lane, Suite A101E, Somerset, New Jersey 08873.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and uncertainties under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and incorporated by reference in this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, the applicable prospectus supplement and the documents that we file with the SEC that are incorporated by reference into this prospectus or the applicable prospectus supplement, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “might,” “will,” “could,” “would,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “seeks,” “estimates,” “predicts,” “potential,” “continue,” “contemplate” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our business outlook or future economic performance, anticipated revenues, expenses or other financial items, introductions and advancements in development of products, and plans and objectives related thereto, and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are also forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements.

Our estimates and forward-looking statements may be influenced by factors including:

•	the global COVID-19 health pandemic has, and may continue to, adversely affect our business and operating results;

•	we have invested significant resources in developing products compatible with Microsoft Skype for Business, Microsoft Teams and related solutions of other partners of ours, and if our partners abandon their solutions that are compatible with our products, decide to promote products of our competitors instead of our products, become unwilling to continue to recognize AudioCodes as a partner or fail to achieve the expected growth of solutions compatible with our products, our results of operations will be adversely affected;

•

our gross margin could be negatively impacted by amortization expenses in connection with acquisitions, increased manufacturing costs and other factors, which could adversely affect our results of operations;

•	uncertain economic conditions may adversely affect our business;

•

we may need additional financing to operate or grow our business, and we may not be able to raise additional financing for our capital needs on favorable terms, or at all, which could limit our ability to grow and to continue our longer term expansion plans;

•	we may desire to expand our business through acquisitions that could result in diversion of resources and extra expenses, which could disrupt our business and affect our results of operations;

•

if new products we introduce or expect to introduce in the future fail to generate the level of demand we anticipated, we will realize a lower than expected return from our investment in research and development with respect to those products, and our results of operations may suffer;

•

because of the rapid technological development in the communications equipment market and intense competition we face, our products may become outdated or obsolete in a relatively short period of time, which requires us to provide frequent updates and/or replacements to existing products, and if we do not successfully manage the transition process to the next generation of our products, our operating results may be harmed. Furthermore, the Communication Platform as a Service (CPaaS) market is developing fast and it may negatively affect our Unified Communications as a Service (UCaaS) market which is one of our main sources of revenue;

•	the increased adoption of IP networks may adversely affect the demand for media gateway products;

•	the ongoing transition to the use of cloud-based software creates challenges for us;

•

new industry standards, the modification of our products to meet additional existing standards or the addition of features to our products may delay the introduction of our products or increase our costs;

•

our original equipment manufacturer (OEM) customers, potential customers or partners may develop or prefer to develop their own technical solutions, use their own internal resources as an alternative to our technical services, or purchase third party technology or services as an alternative to our technical services, and as a result, may not buy our products;

•	we have a limited order backlog. If revenue levels for any quarter fall below our expectations, our results of operations will be adversely affected;

•

we generally sell to original equipment manufacturers (OEMs), network equipment providers (NEPs), system integrators, carriers/service providers and distributors who function as intermediaries between us as an equipment supplier and the ultimate end-users of our products. As a result, we have less information with respect to the actual requirements of end users and their utilization of equipment. We also have less influence over the choice of equipment by these end-users; and

•	the markets we serve are highly competitive and several of our competitors have competitive advantages over us, which may make it difficult for us to maintain profitability.

Many important factors, in addition to the factors described above and in other sections of this prospectus, could adversely impact our business and financial performance. Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements contained in our Exchange Act filings or in this prospectus will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties referred to under the heading “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds, after estimated expenses, received by AudioCodes from the sale of these securities will be added to AudioCodes’ general funds. AudioCodes expects to use the proceeds of any offering of securities for general operating purposes, including working capital, capital expenditures and the repayment of borrowings, or any other purpose that AudioCodes may specify in the applicable prospectus supplement. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of the offering and will be described in the applicable prospectus supplement. Pending any such use, AudioCodes may temporarily invest net proceeds in interest-bearing time deposits or short-term marketable securities.

AudioCodes will not receive any of the proceeds of the sale by any selling shareholder of the securities covered by this prospectus.

CAPITALIZATION AND INDEBTEDNESS

Each prospectus supplement will include information on our capitalization and indebtedness.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States and Israeli federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	ordinary shares;

•	warrants to purchase ordinary shares;

•	debt securities; or

•	units comprised of ordinary shares, warrants to purchase ordinary shares or debt securities, in any combination.

In this prospectus, we refer to the ordinary shares, warrants, debt securities and units collectively as “securities.”

This prospectus may not be used to consummate a sale of securities by us unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

This description summarizes relevant provisions of the Israeli Companies Law, 5759-1999 (the “Companies Law”) and our memorandum and articles of association. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Companies Law and our memorandum and articles of association. We encourage you to read our memorandum and articles of association and the applicable provisions of the Companies Law for additional information.

Objects and Purposes

We were incorporated in 1992 under the laws of the State of Israel. Our registration number with the Israeli Registrar of Companies is 520044132. Our objects and purposes, set forth in Section 2 of our memorandum of association, are:

•	to plan, develop and market voice signal systems;

•	to purchase, import, market and wholesale and retail distribute, in Israel and abroad, consumption goods and accompanying products;

•	to serve as representatives of bodies, entrepreneurs and companies from Israel and abroad with respect to their activities in Israel and abroad; and

•	to carry out any activity as determined by the lawful management.

Authorized Share Capital

Our authorized share capital consists of NIS 1,025,000 divided into 100,000,000 ordinary shares, nominal value NIS 0.01 per share, and 2,500,000 preferred shares, nominal value NIS 0.01 per share. As of May 27, 2020, 29,953,395 ordinary shares were outstanding, excluding 29,471,614 shares held in treasury. We have never issued preferred shares.

Borrowing Powers

The board of directors has the power to cause us to borrow money and to secure the payment of borrowed money. The board of directors specifically has the power to issue bonds or debentures, and to impose mortgages or other security interests on all or any part of our property.

Amendment of Articles of Association

Shareholders may amend our articles of association by a resolution adopted at a shareholders meeting by the holders of a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon, except for certain amendments relating to changes in the share capital which must be approved by the holders of at least 75% of the voting power represented at the meeting in person or by proxy and voting thereon.

Qualification of Directors

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

Dividends

Under the Israeli Companies Law, we may pay dividends only out of our profits as determined for statutory purposes, unless court approval is granted for the payment of dividends despite the lack of statutory profits. (There is a unified statutory test for the payment of dividends and a company’s repurchase of its outstanding shares.) The amount of any dividend to be distributed among shareholders is based on the nominal value of their shares.

Over the last few years, we have from time to time received Israeli court approvals to pay dividends (or repurchase our outstanding ordinary shares) despite the lack of statutory profits. As of the date of this prospectus, we have received such an approval to pay dividends (or repurchase our outstanding ordinary shares) in an aggregate amount of up to $12 million, and this approval is valid through August 3, 2020. On February 4, 2020, our board of directors declared a semi-annual cash dividend in the amount of $0.13 per share, and in the aggregate amount of approximately $3.86 million. The amount and timing of any additional dividend will be determined by the board of directors and may be subject to further court approvals.

Voting Rights and Powers

Unless any shares have special rights as to voting, every shareholder has one vote for each share held of record.

Under our articles of association, we may issue preferred shares from time to time, in one or more series. However, in connection with our listing on the TASE in 2001, we agreed that for such time as our ordinary shares are traded on the TASE, we will not issue any of the 2,500,000 preferred shares, nominal value NIS 0.01, authorized in our articles of association. Notwithstanding the foregoing, we may issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and such preferred shares have no voting rights.

Business Combinations

Our articles of association impose restrictions on our ability to engage in any merger, asset or share sale or other similar transaction with a shareholder holding 15% or more of our voting shares.

Winding Up

Upon our liquidation, our assets available for distribution to shareholders will be distributed to them in proportion to the nominal value of their shares.

Redeemable Shares

Subject to our undertaking to the TASE as described above, we may issue and redeem redeemable shares.

Modification of Rights

Subject to the provisions of our memorandum of association, and without prejudice to any special rights previously conferred upon the holders of our existing shares, we may, from time to time, by a resolution approved by the holders of at least 75% of the voting power represented in person or by proxy at a shareholders meeting and voting thereon, provide for shares with such preferred or deferred rights or rights of redemption, or other special rights and/or such restrictions, whether in regard to dividends, voting repayment of share capital or otherwise, as may be stipulated in such resolution.

If at any time our share capital is divided into different classes of shares, we may modify or abrogate the rights attached to any class, unless otherwise provided by the articles of association, by a resolution approved by the holders of at least 75% of the voting power represented in person or by proxy at a shareholders meeting and voting thereon, subject to the consent in writing of the holders of at least 75% of the issued shares of that class.

The provisions of our articles of association relating to general meetings also apply to any separate general meeting of the holders of the shares of a particular class, except that two or more members holding not less than 75% of the issued shares of that class must be present in person or by proxy at that separate general meeting for a quorum to exist.

Unless otherwise provided by our articles of association, the increase of an authorized class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed to modify or abrogate the rights attached to previously issued shares of that class or of any other class.

Shareholder Meetings

An annual meeting of shareholders is to be held once each calendar year, within 15 months after the previous annual meeting. The annual meeting may be held in Israel or outside of Israel, as determined by the board of directors.

The board of directors may, whenever it thinks fit, convene a special shareholders meeting. The board of directors must convene a special shareholders meeting at the request of:

•	at least two directors;

•	at least one-quarter of the directors in office; or

•	one or more shareholders who hold at least 5% of the outstanding share capital and at least 1% of the voting rights, or one or more shareholders who hold at least 5% of the outstanding voting rights.

A special shareholders meeting may be held in Israel or outside of Israel, as determined by the board of directors.

Notice of General Meetings; Omission to Give Notice

The provisions of the Companies Law and the related regulations override the provisions of our articles of association, and provide for notice of a meeting of shareholders to be sent to each registered shareholder at least 21 days or 35 days in advance of the meeting, depending on the items included in the meeting agenda. Notice of a meeting of shareholders must also be published in two Israeli newspapers or on our website.

Notice of a meeting of shareholders must specify the type of meeting, the place and time of the meeting, the agenda, a summary of the proposed resolutions, the majority required to adopt the proposed resolutions, and the record date for the meeting. The notice must also include the address and telephone number of our registered office, and a list of times at which the full text of the proposed resolutions may be examined at the registered office.

The accidental omission to give notice of a meeting to any shareholder, or the non-receipt of notice sent to such shareholder, does not invalidate the proceedings at the meeting.

Limitations on Foreign Shareholders to Hold or Exercise Voting Rights

There are no limitations on foreign shareholders in our articles of association. Israeli law restricts the ability of citizens of countries that are in a state of war with Israel to hold shares of Israeli companies.

Fiduciary Duties; Approval of Transactions under Israeli Law

Fiduciary duties. The Companies Law codifies the fiduciary duties that office holders, which under the Companies Law includes our directors and executive officers, owe to a company. An office holder’s fiduciary duties consist of a duty of loyalty and a duty of care.

The duty of loyalty requires an office holder to act in good faith and for the benefit of the company, including to avoid any conflict of interest between the office holder’s position in the company and personal affairs, and prohibits any competition with the company or the exploitation of any business opportunity of the company in order to receive a personal advantage for himself or herself or for others. This duty also requires an office holder to reveal to the company any information or documents relating to the company’s affairs that the office holder has received due to his or her position as an office holder. A company may approve any of the acts mentioned above provided that all the following conditions apply: the office holder acted in good faith, and neither the act nor the approval of the act prejudices the good of the company and, the office holder disclosed the essence of his personal interest in the act, including any substantial fact or document, a reasonable time before the consideration of the approval. A director is required to exercise independent judgment in fulfilling his or her duties and may not be party to a voting agreement with respect to his or her vote as a director. A violation of these requirements is deemed a breach of the director’s duty of loyalty.

The duty of care requires an office holder to act with a level of care that a reasonable office holder in the same position would employ under the same circumstances. This includes the duty to use reasonable means to obtain information regarding the advisability of a given action submitted for his or her approval or performed by virtue of his or her position and all other relevant information material to these actions.

Disclosure of personal interest. The Companies Law requires that an office holder promptly disclose to the company any personal interest that he or she may have and all related material information or documents known to him or her, in connection with any existing or proposed transaction by the company. “Personal interest,” as defined by the Companies Law, includes a personal interest of any person in an act or transaction of the company, including a personal interest of his relative or of a corporation in which that person or a relative of that person is a 5% or greater shareholder, a holder of 5% or more of the voting rights, a director or general manager, or in which he or she has the right to appoint at least one director or the general manager, and includes shares for which the person has the right to vote pursuant to a power-of-attorney. “Personal interest” does not apply to a personal interest stemming merely from holding shares in the company.

The office holder must make the disclosure of his personal interest no later than the first meeting of the company’s board of directors that discusses the particular transaction. This duty does not apply to the personal interest of a relative of the office holder in a transaction unless it is an “extraordinary transaction.” The Companies Law defines an “extraordinary transaction” as a transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities.

Approvals. The Companies Law provides that a transaction with an office holder or a transaction in which an office holder has a personal interest requires board approval, unless the transaction is an extraordinary transaction or the articles of association provide otherwise. Our articles of association do not provide otherwise. The transaction may be approved only if it is in our best interest. If the transaction is an extraordinary transaction, then the approvals of the company’s audit committee and the board of directors are required. If the transaction concerns exculpation, indemnification, insurance or compensation of an office holder, then the approvals of the company’s compensation committee and the board of directors are required, except if the compensation arrangement is an immaterial amendment to an existing compensation arrangement of an officer who is not a director, in which case the approval of the compensation committee is sufficient. Exculpation, indemnification, insurance or compensation of a director or the Chief Executive Officer also requires shareholder approval.

A person who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee generally may not attend that meeting (unless invited by the chair of the board of directors or audit committee, as applicable, to present the matter being considered) or vote on that matter. However, if a majority of the board of directors or the audit committee has a personal interest in the transaction, those directors with a personal interest may attend that meeting and vote on that matter. If a majority of the board of directors has a personal interest in the transaction, shareholder approval also would be required.

Shareholders

The Companies Law imposes on a controlling shareholder of a public company the same disclosure requirements described above as it imposes on an office holder. For this purpose, a “controlling shareholder” is any shareholder who has the ability to direct the company’s actions, including any shareholder holding 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to holding jointly.

Approval of the audit committee, the board of directors and our shareholders, in that order, is required for extraordinary transactions, including a private placement, with a controlling shareholder or in which a controlling shareholder has a personal interest.

Approval of the compensation committee, the board of directors and our shareholders, in that order, is required for the terms of compensation or employment of a controlling shareholder or his or her relative, as an officer holder or employee of our company or as a service provider to the company, including through a company controlled by a controlling shareholder.

Shareholder approval must include the majority of shares voted at the meeting. In addition to the majority vote, the shareholder approval must satisfy either of two additional tests:

•	the majority includes at least a majority of the shares voted by shareholders who have no personal interest in the transaction; or

•	the total number of shares held by disinterested shareholders that voted against the approval of the transaction does not exceed 2% of the aggregate voting rights of our company.

Generally, the approval of such a transaction may not extend for more than three years, except that in the case of an extraordinary transaction, including a private placement, with a controlling shareholder or in which a controlling shareholder has a personal interest that does not concern compensation for employment or service, the transaction may be approved for a longer period if the audit committee determines that the approval of the transaction for a period longer than three years is reasonable under the circumstances.

Duties of Shareholders

Under the Israeli Companies Law, a shareholder also has a duty to act in good faith towards the company and other shareholders and refrain from abusing his or her power in the company, including, among other things, voting in the general meeting of shareholders on the following matters:

•	any amendment to the articles of association;

•	an increase of the company’s authorized share capital;

•	a merger; or

•	approval of related party transactions that require shareholder approval.

In addition, any controlling shareholder, any shareholder who can determine the outcome of a shareholder vote and any shareholder who, under the company’s articles of association, can appoint or prevent the appointment of an office holder, is under a duty to act with fairness towards the company. The Israeli Companies Law also provides that a breach of the duty of fairness will be governed by the laws governing breach of contract; however, the Israeli Companies Law does not describe the substance of this duty.

Anti-Takeover Provisions Under Israeli Law

The Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold 25% or more of the voting rights in the company, unless there is already another shareholder of the company with 25% or more of the voting rights. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold more than 45% of the voting rights in the company, unless there is another shareholder with more than 45% of the voting rights in the company. The tender offer must be extended to all shareholders, but the purchaser is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders. The tender offer generally may be consummated only if  (i) at least 5% of the voting rights in the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

A purchaser wishing to acquire shares of an Israeli public company other than by means of a consensual merger, and who would as a result hold more than 90% of the target company’s issued and outstanding share capital, is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. The purchaser can acquire all of the issued and outstanding shares only if (i) it acquires more than 95% of the issued and outstanding shares of the target company, and a majority of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) it acquires more than 98% of the issued and outstanding shares of the target company. If neither of these conditions is satisfied, the purchaser cannot purchase shares in the tender that would bring its holdings to more than 90% of the target company’s issued and outstanding share capital.

The Companies Law requires the parties to a proposed merger to file a merger proposal with the Israeli Registrar of Companies, specifying certain terms of the transaction. Each merging company’s board of directors and shareholders must approve the merger. Shares in one of the merging companies held by the other merging company or certain of its affiliates are disenfranchised for purposes of voting on the merger. A merging company must inform its creditors of the proposed merger. Any creditor of a party to the merger may seek a court order blocking the merger if there is a reasonable concern that the surviving company will not be able to satisfy all of the obligations of the parties to the merger. Moreover, a merger may not be completed until at least 50 days have passed from the time that the merger proposal was filed with the Israeli Registrar of Companies and at least 30 days have passed from the approval of the shareholders of each of the merging companies.

Finally, in general, Israeli tax law treats stock-for-stock acquisitions less favorably than does U.S. tax law. Israeli tax law provides for tax deferral in specified acquisitions, including transactions where the consideration for the sale of shares is the receipt of shares of the acquiring company. Nevertheless, Israeli tax law may subject a shareholder who exchanges his ordinary shares for shares in a foreign corporation to immediate taxation or to taxation before his investment in the foreign corporation becomes liquid, although in the case of shares of a foreign corporation that are traded on a stock exchange, the tax may be postponed subject to certain conditions.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC, New York, New York.

Listings

Our ordinary shares are traded on the Nasdaq Global Select Market and the Tel-Aviv Stock Exchange under the symbol “AUDC”.

DESCRIPTION OF WARRANTS

We may, from time to time, issue warrants for the purchase of ordinary shares. Warrants may be convertible into, exercisable for, or exchangeable for ordinary shares. Warrants may be issued separately or in combination with ordinary shares or debt securities as a unit, as further discussed under “Description of Units” below. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the ordinary shares or debt securities with which the warrants are issued and the number of warrants issued with each such share or debt security;

•	the date on and after which the warrants and the related ordinary shares or debt securities will be separately transferable;

•	the number of ordinary shares purchasable upon the exercise of one warrant and the price at which the ordinary shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of ordinary shares issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal and Israeli income tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We will file supplemental indentures and forms of debt securities containing the terms of debt securities being offered in reports with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following is a summary of material provisions of the senior notes, the subordinated notes and the indenture. This summary is not complete. The debt securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	the currency of the debt securities;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special Israeli or United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Redemption

If any series of the debt securities offered are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

Conversion or Exchange Rights

If any series of the debt securities offered are convertible into or exchangeable for shares of our ordinary shares or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or method of calculating the same);

•	the conversion or exchange period (or method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default with respect to the series and its consequences, except defaults in payment of principal, premium, if any, or interest, unless we have cured the default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee may decline to follow any direction of such holders that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities of any series;

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect;

•	to evidence and provide for the acceptance of appointment under an indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939.

In addition, under the indentures, we and the trustee may not change an indenture, and the rights of holders of a series of debt securities may be changed by us and the trustee other than as set forth in the bullet points above with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may not make the following changes without the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any change to an indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See the applicable prospectus supplement for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in The City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of ordinary shares, warrants to purchase ordinary shares or debt securities, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue units under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The following is a description of the general terms and provisions of any units we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the units and any applicable unit agreement, including, where applicable, the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

TAXATION

The material U.S. federal and Israeli income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

SELLING SHAREHOLDERS

Information about selling shareholders of AudioCodes, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriting syndicates represented by one or more managing underwriters;

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, the existing U.S. trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than AudioCodes’ ordinary shares, which are currently listed on Nasdaq and the TASE. We currently intend to list any of AudioCodes’ ordinary shares sold pursuant to this prospectus on Nasdaq and the TASE. We may elect to list a class or series of debt securities, warrants or units on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of debt securities, warrants or units, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the debt securities, units or warrants.

Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its commercially reasonable efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Notice to Israeli Investors

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel-Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors of the types listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of their being qualified investors and agree thereto.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Goldfarb Seligman & Co., Tel-Aviv, Israel, with respect to matters of Israeli law and by Norton Rose Fulbright US LLP, New York, New York, with respect to matters of U.S. law.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2019, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their reports, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any prospectus supplement do not contain all the information contained in the registration statement, including its exhibits. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual reports and to furnish current reports and certain other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at http://www.audiocodes.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with, or furnish to, it. This means that we can disclose important information to you by referring you to another document filed or furnished by us with or to the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed or furnished later.

We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specified therein, reports on Form 6-K that we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019;

•	our Report on Form 6-K furnished to the SEC on April 27, 2020 (solely with respect to the portions specified therein); and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 0-30070) filed with the SEC on May 21, 1999, including any amendment or report filed for the purpose of updating such description.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

AudioCodes Ltd.

Attention: Chief Legal Officer

1 Hayarden Street, Airport City

Lod 7019900, Israel

Telephone: (972) 3-976-4105

or to our agent in the United States:

AudioCodes Inc.

Attention: Chief Legal Officer

200 Cottontail Lane, Suite A101E

Somerset, New Jersey 08873

Telephone: (732) 469-0880

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Goldfarb Seligman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed AudioCodes Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•

the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the judgment is executory in the state in which it was given;

•

the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts; adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following table sets forth the expenses, other than any underwriting commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus is a part. All amounts are expected to be estimated other than the SEC registration fee.

SEC registration fee	$	+
Accounting fees and expenses		*
Legal fees and expenses		*
Trustee, transfer agent and listing fees		*
Miscellaneous		*

Total	$	*

+

The payment of SEC registration fees is deferred in reliance on, and in accordance with, Rule 456(b) under the Securities Act. Such fees will be calculated and shown in the prospectus supplement in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

*	Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Insurance of Office Holders

Israel’s Companies Law, 5759-1999 (the “Companies Law”) permits a company, if permitted by its articles of association, to insure an office holder in respect of liabilities incurred by the office holder as a result of:

•	breach of the duty of care owed to the company or a third party;

•	breach of the fiduciary duty owed to the company, provided that the office holder acted in good faith and had reasonable grounds to believe that his action would not harm the company’s interests;

•	monetary liability imposed on the office holder in favor of a third party; and

•

reasonable litigation expenses, including attorney fees, incurred by the office holder as a result of an administrative enforcement proceeding instituted against him (without limiting from the generality of the foregoing, such expenses will include a payment imposed on the office holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israel Securities Law, 1968, as amended (the “Israeli Securities Law”), and expenses that the office holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Israeli Securities Law, including reasonable legal expenses, which term includes attorney fees).

Indemnification of Office Holders

Under the Companies Law, a company can, if permitted by its articles of association, indemnify an office holder for any of the following obligations or expenses incurred in connection with his or her acts or omissions as an office holder:

•	monetary liability imposed on an office holder in favor of a third party in a judgment, including a settlement or an arbitral award confirmed by a court;

•

reasonable legal costs, including attorney’s fees, expended by an office holder as a result of an investigation or proceeding instituted against the office holder by a competent authority, provided that such investigation or proceeding concludes without the filing of an indictment against the office holder, and either:

•	no financial liability was imposed on the office holder in lieu of criminal proceedings, or

•

financial liability was imposed on the office holder in lieu of criminal proceedings but the alleged criminal offense does not require proof of criminal intent; and (y) in connection with an administrative enforcement proceeding or a financial sanction (without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Israeli Securities Law, including reasonable legal expenses, which term includes attorney fees); and

•	reasonable legal costs, including attorneys’ fees, expended by the office holder or for which the office holder is charged by a court:

•	in an action brought against the office holder by or on behalf of the company or a third party, or

•	in a criminal action in which the office holder is found innocent, or

•	in a criminal action in which the office holder is convicted and in which a proof of criminal intent is not required.

A company may indemnify an office holder in respect of these liabilities either in advance of an event or following an event. If a company undertakes to indemnify an office holder in advance of an event, the indemnification, other than legal costs, must be limited to foreseeable events in light of the company’s actual activities when the company undertook such indemnification, and reasonable amounts or standards, as determined by the board of directors.

Exculpation of Office Holders

Under the Companies Law, a company may, if permitted by its articles of association, also exculpate an office holder in advance, in whole or in part, from liability for damages sustained by a breach of duty of care to the company, other than in connection with distributions.

Limitations on Exculpation, Insurance and Indemnification

Under the Companies Law, a company may indemnify or insure an office holder against a breach of duty of loyalty only to the extent that the office holder acted in good faith and had reasonable grounds to assume that the action would not prejudice the company. In addition, a company may not indemnify, insure or exculpate an office holder against a breach of duty of care if committed intentionally or recklessly (excluding mere negligence), or committed with the intent to derive an unlawful personal gain, or for a fine or forfeit levied against the office holder in connection with a criminal offense.

Our articles of association allow us to insure, indemnify and exculpate office holders to the fullest extent permitted by law, provided such insurance or indemnification is approved in accordance with law. Pursuant to the Companies Law, exculpation of, procurement of insurance coverage for, and an undertaking to indemnify or indemnification of, our office holders must be approved by the compensation committee and the board of directors and, if the office holder is a director, also by the shareholders.

We have entered into agreements with each of our directors and senior officers to insure, indemnify and exculpate them to the full extent permitted by law against some types of claims, subject to dollar limits and other limitations. These agreements have been ratified by the compensation committee, board of directors and shareholders. The Company has acquired directors’ and officers’ liability insurance covering its officers and directors and the officers and directors of its subsidiaries against certain claims.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the forgoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9.	Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement.

3.1†	Memorandum of Association of the Registrant (incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-10352) filed on May 13, 1999).

3.2	Articles of Association of Registrant, as amended (incorporated herein by reference to Exhibit 1.2 to Registrant’s Form 20-F filed on April 19, 2012.)

Exhibit Number	Exhibit Title

4.1	Form of Senior Debt Securities Indenture (incorporated herein by reference to Exhibit 4.1 to Registrant’s Form F-3 filed on January 6, 2014).

4.2	Form of Subordinated Debt Securities Indenture (incorporated herein by reference to Exhibit 4.2 to Registrant’s Form F-3 filed on January 6, 2014).

4.3*	Form of Warrant Agreement and Warrant Certificate.

4.4*	Form of Unit Agreement and Unit Certificate.

5.1	Opinion of Goldfarb, Seligman & Co.

5.2	Opinion of Norton Rose Fulbright US LLP.

23.1	Consent of Kost Forer Gabbay &Kasierer, a member of Ernst & Young Global.

23.2	Consent of Goldfarb, Seligman & Co. (included in Exhibit 5.1).

23.3	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.2).

24.1	Power of Attorney of certain directors and officers of the Registrant (included on the signature page of this Form F-3 and incorporated herein by reference).

25.1**	Statement of Eligibility on Form T-1 under Trust Indenture Act of 1939, as amended, with respect to the Senior Debt Securities Indenture.

25.2**	Statement of Eligibility on Form T-1 under Trust Indenture Act of 1939, as amended, with respect to the Subordinated Debt Securities Indenture.

†	English translation of Hebrew original; the original language version is on file with AudioCodes Ltd. and is available upon request.
*	To be filed by amendment or by a Report on Form 6-K incorporated by reference in connection with the offering of securities.
**	To be filed in accordance with Section 305(b)(2) of Trust Indenture Act of 1939, as amended.

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(i)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, Lod, Israel, on June 2, 2020.

AUDIOCODES LTD.

By:	/s/ Shabtai Adlersberg
Shabtai Adlersberg
President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shabtai Adlersberg and Niran Baruch, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanley B. Stern Stanley B. Stern	Chairman of the Board of Directors	June 2, 2020

/s/ Shabtai Adlersberg Shabtai Adlersberg	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2020

/s/ Niran Baruch Niran Baruch	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2020

/s/ Lior Aldema Lior Aldema	Chief Business Officer and Director	June 2, 2020

/s/ Joseph Tenne Joseph Tenne	Director	June 2, 2020

/s/ Dr. Eyal Kishon Dr. Eyal Kishon	Director	June 2, 2020

/s/ Doron Nevo Doron Nevo	Director	June 2, 2020

/s/ Zehava Simon Zehava Simon	Director	June 2, 2020

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of AudioCodes Ltd. has signed this registration statement on June 2, 2020.

AUDIOCODES INC.

By:	/s/ Moshe Geller
Name:	Moshe Geller
Title:	Vice President Finance